Exhibit 10.3

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of April 1, 2026, is made and entered into on the terms and conditions hereinafter set forth, by and among AGROMIN-LIMONEIRA LLC, a California limited liability company (the “Debtor”), and LIMONEIRA COMPANY, a Delaware corporation (the “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Revolving Line of Credit Agreement of even date herewith by and between the Debtor and the Secured Party (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), the Secured Party has agreed to make available to the Debtor a revolving line of credit (as amended, restated or otherwise modified from time to time, the “Loan”) evidenced by that certain Revolving Credit Note issued by the Debtor to the Secured Party (as amended, restated or otherwise modified from time to time, the “Note”), to provide for short-term working capital and general operating expenses; and

WHEREAS, it is a condition of the Secured Party’s agreement to extend credit to the Debtor pursuant to the Loan Agreement that the Debtor execute and deliver this Agreement.

AGREEMENTS:

NOW, THEREFORE, as an inducement to cause the Secured Party to extend credit to the Debtor, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

1.     Creation of Security Interest. As security for the repayment of the indebtedness evidenced by the Loan Agreement and the Note (collectively, the “Obligations”), the Debtor hereby pledges, grants to and creates in favor of the Secured Party a security interest in and continuing lien on all of such Debtor’s right, title and interest in, to and under all personal property and fixtures of such Debtor including, but not limited to, the following, in each case whether now owned or existing or hereafter acquired or arising, or in which the Debtor now or hereafter has rights or power to transfer rights, all wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)     all “accounts” as defined in Article 9 of the UCC;

(b)     all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC;

(c)     all “documents” as defined in Article 9 of the UCC

(d)     all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC, including, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC);

(e)     ail “goods” as defined in Article 9 of the UCC, including, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC);

(f)      ail “instruments” as defined in Article 9 of the UCC;

(g)     ail insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof) and any key man life insurance policies;

(h)     (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (ii) all trademarks, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all moral rights and copyrights in any work of authorship (including catalogues and related copy, databases, software, and mask works) and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, methods, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all websites, computer software and firmware (including source code, executable code, data, databases, user interfaces, algorithms and related documentation), (vi) all other proprietary and intellectual property rights, (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (viii) the exclusive right to display, reproduce, make, use, sell, distribute, import, export and create derivative works or improvements based on any of the foregoing and (ix) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property (collectively, “Intellectual Property”);

(i)     all “investment property” as such term is defined in Article 9 of the UCC;

(j)     all “letter-of-credit right” as defined in Article 9 of the UCC;

(k)     all “money” as defined in Article 9 of the UCC;

(l)     all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, together with all of Debtor’s rights, if any, in any goods or other property giving rise to such right to payment;

(m)     to the extent not otherwise included above, all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary in the collection thereof or realization thereupon; and

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(n)     to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

(o)     For purposes of this Paragraph, the following definitions shall apply:

(1)     “Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

(2)     “Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Debtor’s business; all goods in which Debtor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by Debtor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

(3)     “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any investment property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

2.     Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file, in any jurisdiction, financing statements (including any amendments thereto) that cover the Collateral and that contain any other information required by the Uniform Commercial Code as in effect from time to time in the State of California (the “UCC”), in any relevant jurisdiction, for the sufficiency or filing office acceptance of any initial financing statement or amendment.

3.     Other Actions Regarding Attachment, Perfection and Priority. The Debtor further agrees to take any other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (i) authorizing, executing (to the extent that the Debtor’s signature is required), delivering and filing financing statements and amendments relating thereto under the UCC, (ii) reserved, (iii) complying with any provision of any statute, rule, regulation or treaty of any jurisdiction as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (iv) obtaining any required governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated with respect to any Collateral, and (y) taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

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4.     Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party as follows:

(a)     The Debtor is a duly organized and validly existing California limited liability company.

(b)     The execution and delivery of this Agreement and the performance and observance of the obligations of the Debtor hereunder are within the power of the Debtor and have been duly authorized by all necessary action on the part of the Debtor properly taken.

(c)     This Agreement is valid, binding and enforceable in accordance with its respective terms, subject to the general principles of equity (regardless of whether such question is considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, moratorium, fraudulent or preferential conveyance and other similar laws affecting generally the enforcement of creditors’ rights.

(d)     The Debtor is the owner of, or has a leasehold interest in, its respective Collateral, free from any adverse lien, security interest or other encumbrance except for the security interest created by this Agreement and Permitted Liens (as defined in the Loan Agreement).

5.     Covenants and Agreements. The Debtor hereby covenants and agrees with the Secured Party as follows:

(a)     The Debtor will pay, or cause to be paid, to the Secured Party the Obligations as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will promptly perform all of the Debtor’s respective obligations under this Agreement, the Loan Agreement, and the other Loan Documents (including but not limited to the Note).

(b)     Except for the security interest herein granted and Permitted Liens (as defined in the Loan Agreement), the Debtor shall be the owner of, or have a leasehold interest in, the Collateral free from any lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party.

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(c)     The Debtor shall not create, grant or suffer to exist any lien or other encumbrance on or security interest in the Collateral in favor of any person other than the Secured Party (other than Permitted Liens).

(d)     The Debtor will not use the Collateral in violation of law or any policy of insurance thereon.

6.     Security Agreement. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, Secured Party acknowledges and agrees that Debtor is pursuing additional debt (“Additional Senior Debt”) to further Debtor’s business purposes. As a material inducement to Debtor entering into the Loan Documents, Secured Party agrees that Debtor shall be permitted to incur Additional Senior Debt in an aggregate amount not to exceed Twenty-Three Million Dollars and 00/100 ($23,000,000) and Debtor’s obligations to Secured Party under this Agreement shall be subordinated in all respects, including in right of payment, lien priority and performance to any and all of the Additional Senior Debt that may exist in the future. Secured Party agrees to promptly execute any subordination or intercreditor agreements as may be required by lender(s) of the Additional Senior Debt, in a form satisfactory to such lender(s) of the Additional Senior Debt. Secured Party also agrees to cooperate with, and to take any other actions requested by, Debtor and lender(s) of the Additional Senior Debt in connection with Additional Senior Debt.

7.     Notification to Account Debtors and Other Persons Obligated on Collateral. The Debtor, at the request of the Secured Party following the occurrence and during the continuance of an Event of Default, shall notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payments in respect thereof are to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if an Event of Default has occurred and is continuing, with notice and demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments, for deposit in a special bank account in the name of the Secured Party and over which the Secured Party alone has power of withdrawal.

8.     Default and Remedies.

(a)     The occurrence of a default under this Agreement which has not been cured within thirty (30) days after Debtor receives written notice thereof, or upon the occurrence of an “Event of Default” under the Loan Agreement, which events of default are incorporated into this Agreement by this reference, either shall constitute an event of default under this Agreement (each, an “Event of Default”).

(b)     Upon the occurrence and during the continuance of an Event of Default, the Secured Party may proceed to:

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(1)     take possession of the Collateral,

(2)     collect and receive any and all amounts payable or distributable in respect of the Collateral and hold the same as additional Collateral or apply the same to the Obligations,

(3)     dispose of all or any part of the Collateral by public or private sale, in such manner and order as the Secured Party shall determine, subject to and in accordance with applicable requirements of the UCC or other applicable law, and

(4)     exercise any and all other rights, powers, privileges, options and remedies provided by the UCC or other applicable law, as well as ail other rights and remedies possessed by the Secured Party pursuant to this Agreement, the Loan Agreement and any other loan documents (including but not limited to the Note and any loan guaranties).

(c)     Upon the occurrence and during the continuance of an Event of Default and upon demand by the Secured Party, the Debtor shall assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to the Secured Party and the Debtor.

(d)     Subject to any applicable provisions of the UCC, the proceeds of the exercise of the Secured Party’s remedies hereunder shall be applied to the Obligations in such order of priority as the Secured Party shall determine.

(e)     The Secured Party may waive any default or Event of Default before or after the same has been declared without impairing its right to declare a subsequent default or Event of Default hereunder, this right being a continuing one. The Secured Party shall not be deemed to have waived any of its rights upon or under any of the Obligations or Collateral unless such waiver shall be in a record authenticated by a duly authorized representative of the Secured Party.

9.     Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given or made: (i) when personally delivered; (ii) when transmitted by electronic mail if such transmission occurs on a business day before 5:00 p.m. Pacific Time, or the next succeeding business day if such transmission occurs after such time; (iii) one business day after deposit with a nationally recognized overnight courier service; or (iv) if given by certified or registered United States mail, three business days after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party set forth below or such other address as that party, from time to time, may specify by notice to the other parties Rejection, refusal to accept or inability to deliver because of a changed address of which no notice was given shall not affect the validity of any notice or other communication given in accordance with the provisions of this Agreement. For purposes of this Agreement:

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The address of the Debtor is:

Agromin-Limoneira LLC

c/o California Wood Recycling, Inc.

201 Kinetic Dr.

Oxnard, California 93030

Attn: Bill Camarillo

Email: ****@agromin.com

The address of the Secured Party is:

Limoneira Company

1141 Cummings Rd

Santa Paula, California 93060

Attn: Greg Hamm

Email: *****@limoneira.com

10.     Governing Law. This Agreement shall be governed by and construed in accordance with the interna laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

11.     Successors & Assigns. This Agreement binds and inures to the benefit of the parties and their respective successors, successors-in-title and assigns, as applicable.

12.     Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

13.     Costs and Expenses. Debtor shall pay on demand ail costs and expenses, if any (including reasonable attorneys’ fees and expenses), in connection with the enforcement of the Loan Agreement or this Agreement.

14.     Counterparts. This Agreement may be executed in multiple counterparts. Signatures sent by facsimile or electronic transmission shall be deemed to be originals for ail purposes of this Agreement.

15.     Termination Under Operating Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated by a Buying Member (as defined in that certain Operating Agreement of the Debtor, dated as of April 1, 2026 (the “Operating Agreement”)) on behalf of the Debtor pursuant to Section 11.3(b) of the Operating Agreement as a result of the exercise by such Buying Member of its buy-sell rights thereunder, without penalty or fee other than payment of any accrued fees or other amounts due as of the date of termination.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be executed by their respective duly authorized officers or other duly authorized representatives as of the day and year first above written.

SECURED PARTY:

LIMONEIRA COMPANY,

a Delaware corporation

By:	/s/ Greg Hamm
Name: Greg Hamm
Title: Vice President & CFO

DEBTOR:

AGROMIN-LIMONEIRA LLC,
a California limited liability company

By:	/s/ Bill Camarillo
Name: Bill Camarillo
Title: Manager

[Signature Page to Pledge and Security Agreement]